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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Celeritek, Inc. of our report dated April 24, 1998 included in the 1998 Annual Report to Shareholders of Celeritek, Inc.

Our audits also include the financial statement schedule of Celeritek, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Forms S-8 No. 333-2886 and S-8 No. 333-52037) pertaining to the 1985 Stock Incentive Program, 1994 Stock Option Plan, Outside Directors' Stock Option Plan and Employee Qualified Stock Purchase Plan of Celeritek, Inc. of our report dated April 24, 1998, with respect to the consolidated financial statements and schedule of Celeritek, Inc. incorporated herein by reference in the Annual Report (Form 10-K) for the year ended March 31, 1998.


                                                           /s/ Ernst & Young LLP


San Jose, California
June 5, 1998